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                                                                    Exhibit 23.5


                         INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of Evercom, Inc. (formerly Talton Holdings, Inc.) on Form S-1 of our report dated May 23, 1997, with respect to the consolidated financial statements of Security Telecom Corporation and subsidiary as of December 31, 1995 and 1996, and for the three years ended December 31, 1996; appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading of "Experts" in such Prospectus.


DAVIS, CLARK AND COMPANY, P.C.
Dallas, Texas
September 9, 1998